UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

         Date of report (date of earliest event reported): June 3, 2005



                         WPCS INTERNATIONAL INCORPORATED
             (Exact name of registrant as specified in its charter)


       Delaware                      0-26277                    98-0204758
(State or Other Jurisdiction       (Commission                (IRS Employer
     of Incorporation)             File Number)              Identification No.)

          One East Uwchlan Avenue, Suite 301, Exton, Pennsylvania 19390
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (610) 903-0400

                           Copy of correspondence to:

                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                     Tel: (212) 930-9700 Fax: (212) 930-9725

ITEM 1.01         Entry Into a Material Definitive Agreement; and
ITEM 2.03         Creation of a Direct Financial Obligation

     On June 3, 2005, WPCS International Incorporated (the "Company"), and each of its subsidiaries entered into credit agreement with Bank Leumi USA ("Bank Leumi"). The credit agreement (the "Credit Agreement"), provides for a revolving line of credit in an amount not to exceed $5,000,000, together with a letter of credit facility not to exceed $500,000. The Company and its subsidiaries also entered into security agreements with Bank Leumi, pursuant to which each entity granted a security interest to Bank Leumi in all of their assets.

     Pursuant to the terms of the Credit Agreement, the Company is permitted to borrow up to $3,000,000 under the revolving credit line, based upon eligible receivables. Once the Company has provided financial statements to Bank Leumi which evidence that the Company has earnings before interest, taxes, depreciation and amortization of (i) $750,000 at July 31, 2005, (ii) $750,000 at October 31, 2005, and (iii) $2,500,000 at April 30, 2006, the revolving commitment amount will be increased to $5,000,000. The Credit Agreement contains customary covenants, including but not limited to (i) restrictions on the permitted ratio of total unsubordinated liabilities to tangible net worth plus subordinated indebtedness, (ii) the Company's total tangible net worth, (iii) working capital, and (iv) minimum earnings before interest, taxes, depreciation and amortization. The loan commitment shall expire on August 31, 2008. The Company may prepay the loan at any time.

     Loans under the Credit Agreement bear interest at a rate equal to either Bank Leumi's reference rate plus one half (0.5%) percent, or LIBOR plus two and three-quarters (2.75%) percent, as the Company may request. The Company paid a facility fee to Bank Leumi of $50,000 on the closing date.

     The Company used the initial funds provided by the loan, in the gross amount of $3,000,000, to repay existing bank debt of approximately $672,000, for the payment of approximately $758,000 to the former shareholders of its subsidiary Quality Communications & Alarm Company, Inc. for moneys due to them pursuant to the terms of the purchase of their company, and for working capital.

ITEM 7.01 Regulation FD Disclosure

On June 8,2005, the Company disclosed certain financial information to an institutional investor. The disclosed information was as follows: As the business continues to grow, the Company believes that it can generate revenue of approximately $50 million, net earnings of $2,3 million and earnings per share of $0.58 for the fiscal year ended April 30,2006.


ITEM 9.01         Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

    Not Applicable.

(b) Pro forma financial information.

    Not Applicable.

(c) Exhibits.

10.01 Credit Agreement with Bank Leumi USA, dated as of June 3, 2005
10.02 Form of Security Agreement, dated as of June 3, 2005

                                    SIGNATURE

     Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                          WPCS INTERNATIONAL INCORPORATED


                          By:  /s/ ANDREW HIDALGO
                          -----------------------
                          Andrew Hidalgo
                          President


Dated:  June 8, 2005